Exhibit (11)









INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees and Shareholders of FEDERATED FUND FOR U.S. GOVERNMENT SECURITIES, INC.


We consent to the use in Post-Effective Amendment No. 68 to Registration Statement 2-33490 of Federated Fund for U.S. Government Securities, Inc., of our report dated May 8, 1998 appearing in the Annual Report, which is incorporated by reference in such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.



By: /s/ DELOITTE & TOUCHE LLP
    Deloitte & Touche LLP

    Pittsburgh, Pennsylvania
    May 26, 1998